CHAPARRAL
                         CHAPARRAL RESOURCES, INC.

NEWS RELEASE
                                                ***FOR IMMEDIATE RELEASE***
                                                   FOR FURTHER INFORMATION:
                                                        Natalie S. Hairston
                                              Director of Corporate Affairs
                                                               281-877-7100


CHAPARRAL RESOURCES, INC. ANNOUNCES COMPLETION OF DEBT RESTRUCTURING AND FIRST DRAWDOWN OF FUNDS UNDER ITS LOAN AGREEMENT

HOUSTON, TEXAS, FEBRUARY 14, 2000 -- Chaparral Resources, Inc. (Nasdaq:
CHAR) announced today the finalization and first drawdown of $8.3 million under its $24.0 million loan agreement, as amended, with Shell Capital Services Limited ("Shell"). Subsequent drawdowns by the Company under the loan agreement must be at least $2.0 million. The loan bears interest at LIBOR plus 17.75% prior to completion of the development of the Karakuduk Field and at LIBOR plus 12.75% after completion. For purposes of the loan agreement, completion of the development of the Karakuduk Field will occur when (i) an independent engineer certifies that the proven developed reserves of the Karakuduk Field are at least 30 million barrels, (ii) average daily oil production from the Karakuduk Field is at least 13,000 barrels, (iii) daily water injection at the Karakuduk Field is at least 15,000 barrels, and (iv) successful implementation of a gas lift system for one well over a 24-hour period. Project completion must occur on or before September 30, 2001. The loan agreement requires that the Company comply with a number of covenants during the term of the loan, including the maintenance of certain financial ratios. The loan must be repaid on scheduled quarterly reduction dates beginning on the earlier of three months after the completion of the development of the Karakuduk Field or December 31, 2001. The Company can voluntarily repay the loan at any time upon payment of a fee. The loan matures on September 30, 2004.

In connection with the loan agreement, the Company issued to Shell a warrant to purchase up to 15% of the Company's outstanding common stock, or 146,693 shares, with an exercise price of $15.45 per share. The Shell warrant is not exercisable until approximately 18 months after the date of its issuance and expires five years after the earliest of completion of the development of the Karakuduk Field or June 30, 2001.

Since January 1999, the Company issued $13,339,769 of its 8% Non-Negotiable Convertible Subordinated Promissory Notes (the "Notes") to partially satisfy the equity infusion requirements of the loan agreement and facilitate first drawdown under the loan agreement. All of the Notes are identical, including the right to convert the outstanding principal balance of the Notes, together with interest thereon, into common stock of the Company at the conversion price of $1.86 per share. The Notes also contain anti-dilution and registration rights provisions. In order to comply with Nasdaq's marketplace rules, the conversion provisions of the Notes are required to be approved by the Company's stockholders. Upon approval of the conversion provision of the Notes by the stockholders, the Company will issue to the holders of the Notes 7,171,919 shares of common stock of the Company, representing 88% of the Company's outstanding common stock.

The board of directors of the Company has authorized a rights offering of $6 to $10 million, or 3,225,806 to 5,376,344 shares of common stock of the Company, to its stockholders. The rights will be issued on a pro rata basis to the holders of the Company's common stock and will be exercisable at $1.86 per share. Other matters relating to the rights offering have not been finalized as of today, including the expiration date of the rights. To fulfill a condition of the loan agreement with Shell, two of the Company's largest stockholders have undertaken to subscribe for and purchase their full pro rata portion of the rights offering. The rights offering will be made only by means of a prospectus, after effectiveness of a registration statement to be filed by the Company with the United States Securities and Exchange Commission.

The board of directors has authorized the Company to ask its stockholders to consider a proposal to approve (i) the conversion terms of the Notes and
(ii) the terms of the proposed rights offering, including the setting of the record date for stockholders entitled to participate in the rights offering to a date after the date of conversion of the Notes. If the stockholders fail to approve the proposal, the interest rate on the Notes will, in accordance with their terms, increase to the lesser of 25% per annum or the maximum rate allowed by applicable law and the rights offering will most likely be abandoned. To avoid the Company being in default of the loan agreement, two stockholders of the Company have agreed to purchase $4 million of the Company's common stock at $1.86 per share if the rights offering is not completed by June 30, 2000.

The Company has instituted a stock option plan for its directors, employees and consultants. The Company has reserved 15% of its outstanding common stock, or 146,693 shares, for issuance under the stock option plan, a portion of which will be issued at $1.86 per share of common stock. The granting of stock options with an exercise price below the current market price of the Company's common stock will result in a charge to the Company's earnings for the period covering the granting of such options as compensation expense.

The Shell warrant and the Company's stock option plan contain anti-dilution provisions. Consequently, if the Company's stockholders approve the conversion provision of the Notes and a $10 million rights offering, the Shell warrant will represent the right to purchase up to 2,028,933 shares of the common stock of the Company and 2,028,933 shares of common stock of the Company will be reserved for issuance with the stock option plan.

Stockholders that are not holders of the Notes will suffer significant dilution from 72.55%, as of today, to 7.31%, on a fully-diluted basis, assuming (i) the Notes are converted, (ii) all outstanding options and warrants, including the Shell warrant are fully exercised, (iii) the Company grants the maximum number of options permitted by the stock option plan and such options are fully exercised by the holders, and (iv) the conversion of the Company's outstanding Series A Convertible Preferred Stock, which contain anti-dilution provisions.

The foregoing summary description of the loan agreement, the Shell warrant and the Notes is qualified in its entirety by the documents relating thereto filed by the Company with the United States Securities and Exchange Commission.

The Company is engaged in the business of international oil and gas exploration and production. The Company participates in the development of the Karakuduk Field through Karakuduk Munay JSC ("KKM") of which the Company is the operator. The Company owns a 50% beneficial ownership interest in KKM with the other 50% ownership interests being held by Kazakh investors, including KazakhOil, the government-owned oil company.

CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES WHICH MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THESE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHER THINGS, THE ABILITY OF THE COMPANY TO SECURE FINANCING, VOLATILITY OF OIL PRICES, PRODUCT DEMAND, MARKET COMPETITION, RISKS INHERENT IN THE COMPANY'S INTERNATIONAL OPERATIONS, IMPRECISION OF RESERVE ESTIMATES AND THE COMPANY'S ABILITY TO REPLACE AND EXPAND OIL AND GAS RESERVES. THESE AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A AND OTHER FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

                                    ###

            16945 Northchase, Suite 1440; Houston, Texas 77060
                  281/877-7100 -- Facsimile: 281/877-0985
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